                                                            EXHIBIT 99(A)





                  BANKBOSTON REPORTS FIRST QUARTER NET INCOME
                      OF $238 MILLION OR $1.58 PER SHARE
                       24% GROWTH IN EPS FROM PRIOR YEAR

     BOSTON, April 16, 1998 -- BankBoston Corporation (NYSE: BKB) reported today first quarter net income of $238 million, or $1.58 per common share on a diluted basis. This compares with $235 million, or $1.56 per share, in the fourth quarter of 1997 and $207 million, or $1.27 per share, in the first quarter of 1997.

     Highlights of the quarter were as follows:
     * Return on average common equity was 21.31% in the first quarter compared with 21.74% in the prior quarter and 18.02% in the first quarter of 1997;
     * Return on average assets was 1.39% in the first quarter compared with 1.37% in the prior quarter and 1.33% in the first quarter of 1997;
     * Nonaccrual loans and OREO totaled $369 million at March 31, 1998, compared with $356 million at December 31, 1997 and $445 million at March 31, 1997;
     * A gain of $165 million was recorded from the previously announced sale of the Corporation's 26% ownership interest in HomeSide Inc., a mortgage banking company;
     * Provision for credit losses grew $100 million compared with the fourth quarter of 1997, bringing the total first quarter provision to $140 million. Net credit losses were $141 million in the first quarter of 1998, including $16 million related to national credit card receivables and $66 million related to a previously disclosed situation surrounding a series of loans made by an officer in the Corporation's international private banking office in New York for which collection is being vigorously pursued, including claims under insurance. Net credit losses were $60 million in the prior quarter and $79 million in the first quarter of 1997;
     * Net expenses in the quarter related to the Corporation's de novo branch expansion programs in Argentina and Brazil were $17 million. As of March 31, 1998, the Corporation had opened 46 branches in Argentina and 8 branches in Brazil in connection with these programs;
     * The quarter included $48 million related to charges for realignments of the Corporation's European operations and domestic private banking business and costs incurred in the New England regional businesses, including the write-off of software, redesign project fees, and costs related to the planned merger of the Rhode Island banking subsidiary into BankBoston, N.A.;
     * During the quarter, the Corporation was involved in a number of additional transactions. The acquisition of Deutsche Bank's Argentine subsidiary, which included a loan portfolio of approximately $1 billion, was completed as was a venture with Bank of Montreal and First Annapolis into which the Corporation contributed its $1.2 billion national credit card portfolio. In addition, the Corporation entered into an agreement to acquire OCA, the largest credit card and consumer finance company in Uruguay and the Corporation's 50% owned stock transfer subsidiary, Boston EquiServe, entered into a merger agreement with the stock transfer business of First Chicago NBD.

NONINTEREST INCOME

The components of noninterest income are as follows:

   Fourth
  Quarter                                                         First Quarter
---------                                                ----------------------
     1997     (in millions)                                   1998         1997          Change
---------                                                ---------     --------      ----------
     $194     Financial service fees                         $163         $138             $ 25
       68     Net equity and mezzanine profits                 52           37               15
       30     Mutual fund fees                                 31           25                6
       38     Personal trust fees                              40           34                6
        7     Other trust and agency fees                       8            7                1
       (9)    Trading profits and commissions                  34           19               15
       31     Net foreign exchange trading profits             28           19                9
       27     Securities portfolio gains, net                  25            9               16
       22     Other income                                     43           42                1
        0     Gain on sale of HomeSide                        165            0              165
    -----                                                   -----        -----             ----
     $408     Total                                          $589         $330             $259
    =====                                                   =====        =====             ====

     *    Changes in financial service fees are detailed below.
     * Equity and mezzanine profits reflected the ongoing strong performance of the Corporation's Private Equity business. At March 31, 1998, the Private Equity portfolio had a carrying value of $1.2 billion compared with approximately $750 million at March 31, 1997.
     * Mutual fund fees improved in both comparisons, reflecting higher levels of fees from international operations. The combined level of assets under management in Argentina and Brazil has risen to $6.5 billion at March 31, 1998 compared with $4.8 billion at March 31, 1997. In addition, higher fees from the International Private Banking business also contributed to the increases.
     * The increase in personal trust fees from prior year periods mainly relates to an increase in domestic assets under management.
     * The growth in trading account profits and commissions from the fourth quarter reflects improved results from the emerging markets and domestic high yield units. The fourth quarter level was affected by losses that were incurred during October from trading in emerging markets securities and resulted from volatility in the world financial markets that was induced by the ongoing crisis in Asia. Compared with the first quarter of 1997, the increase is attributable to improved performances in the domestic high yield and derivatives units.
     * Foreign exchange profits were strong in the current quarter and in the fourth quarter of 1997 as a result of the volatile market conditions discussed above, which has led to a higher customer demand for products. Compared with the prior year, the growth also reflects the Corporation's increased emphasis on this segment of its Global Capital Markets business.
     * Securities gains in both the current quarter and fourth quarter of 1997 contained higher than normal levels of gains from sales of emerging markets securities. An increase in gains from domestic securities sales also contributed to the growth in both comparisons.
     * The growth in other income from the fourth quarter reflected earnings from an investment in bank owned life insurance policies, which was largely offset by the funding cost for the investment that was included in net interest revenue, higher gains from sales of loans and other assets, and higher earnings from joint ventures. Compared with the first quarter of last year, the increase from the life insurance policies was offset by lower earnings from joint ventures.

     The components of financial service fees are as follows:

   Fourth
  Quarter                                                                 First Quarter
---------                                                      ------------------------
     1997      (in millions)                                        1998          1997         Change
---------                                                      ---------     ----------     ---------
     $ 70     Deposit and ATM-related fees                          $ 70           $ 58           $12
       20     Letters of credit and acceptance fees                   18             17             1
       35     Syndication and agent fees                              15             14             1
       10     Other loan-related fees                                  9              9             0
       59     Other                                                   51             40            11
    -----                                                          -----          -----           ---
     $194     Total                                                 $163           $138           $25
    =====                                                          =====          =====           ===

     * Deposit and ATM-related fees increased from the first quarter of 1997 mainly due to repricing of certain domestic products and an increase in fees from Argentine operations.
     * Syndication and agent fees declined from an exceptionally high level recorded during the fourth quarter.
     * The decline in other financial service fees from the fourth quarter is due mainly to lower levels of advisory and underwriting fees. Higher levels of advisory and underwriting fees, coupled with an increase in credit card fees from Argentina, were responsible for the growth from the first quarter of last year.

NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $607 million for the first quarter of 1998, compared with $631 million in the prior quarter and $625 million in the first quarter of 1997. Net interest margin was 4.07% for the first quarter of 1998, compared with 4.20% in the fourth quarter of 1997 and 4.47% in the first quarter of last year.

     The declines in net interest revenue and net interest margin from the prior quarter reflected a lower level of dividends from private equity investments, funding costs associated with bank owned life insurance policies (see Noninterest Income for a discussion of offsetting revenue) and the contribution of the high margin national credit card business into a venture during the first quarter. The change in net interest revenue also included increases from the acquisition of Deutsche Bank Argentina S.A. and a higher level of average earning assets, offset by two fewer days in the first quarter accrual period. Net interest margin was affected by narrower spreads in Latin America as local markets were less volatile than in the fourth quarter.

     Compared with the first quarter of 1997, net interest revenue and net interest margin were both lower reflecting the Corporation's exit from its national consumer businesses [Fidelity Acceptance Corporation, Ganis and credit card] coupled with the impact of the bank owned life insurance investment discussed above. In addition, narrower spreads in Argentina also contributed to the decline in net interest margin. Net interest revenue was favorably affected by an increase in average earning assets, which were up approximately $6 billion, excluding the effect of national consumer loans. This included an increase in average loans and leases of approximately $5 billion mainly reflecting growth in Argentina, including the impact of the Deutsche Bank Argentina S.A. acquisition, and the domestic commercial portfolio.

NONINTEREST EXPENSE

     The components of noninterest expense are as follows:

   Fourth
  Quarter                                                     First Quarter
---------                                             ---------------------
     1997      (in millions)                               1998        1997         Change
---------                                             ---------     -------     ----------
     $339     Employee costs                               $354        $311           $ 43
       90     Occupancy & equipment                          94          87              7
       23     Professional fees                              24          12             12
       34     Advertising and public relations               22          22              0
       29     Communications                                 30          26              4
        6     Goodwill amortization                           8           7              1
       79     Other                                         129          77             52
    -----                                                 -----       -----           ----
      600     Subtotal                                      661         542            119
        0     OREO costs                                      0           2             (2)
    -----                                                 -----       -----           ----
     $600     Total                                        $661        $544           $117
    =====                                                 =====       =====           ====

     Noninterest expense before OREO costs, was $661 million in the first quarter of 1998, compared with $600 million in the prior quarter and $542 million for the same quarter in 1997.

     * The current quarter included $48 million related to charges for realignments of the Corporation's European operations and domestic private banking business and costs incurred in the New England regional businesses, including the write-off of software, redesign project fees, and the planned merger of the Rhode Island banking subsidiary into BankBoston, N.A.
     * Net expenses in the quarter related to the Corporation's de novo branch expansion programs in Argentina and Brazil were $17 million, an increase of approximately $10 million from the prior quarter. As of March 31, 1998, the Corporation had opened 46 branches in Argentina and 8 branches in Brazil in connection with these programs. Excluding the impact of the Deutsche Bank Argentina S.A. acquisition which is discussed below, the number of employees in Argentina and Brazil grew by over 100 since the end of 1997 and by over 800 since March 31, 1997.
     * During the quarter, the Corporation acquired Deutsche Bank Argentina S.A. which resulted in the addition of nearly 1,000 employees and an increase in noninterest expense of approximately $10 million.
     * Partially offsetting the increases discussed above was a lower level of advertising costs reflecting declines in several business units.

     Compared with the first quarter of last year, noninterest expense, before special items and OREO costs, grew $119 million. The items discussed above accounted for $75 million of this increase. Investment spending in Latin America, in addition to the de novo costs and the acquisition discussed above, and the ongoing buildup of the Corporation's Corporate Banking and Global Capital Markets businesses, including the launching of a Section 20 subsidiary, the formation of a high yield desk, and higher incentive compensation in line with the growth in revenues also contributed to the increase. Partially offsetting these increases was the absence of expenses from the national consumer businesses.

CREDIT PROFILE

Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:

  (in millions)                                        3-31-98    12-31-97    9-30-97    6-30-97    3-31-97
                                                      --------   ---------   --------   --------   --------
  United States Operations:
    Commercial, industrial and financial               $15,887     $15,268    $15,062    $14,527    $14,203
    Commercial real estate
      Construction                                         260         271        317        314        265
      Other commercial real estate                       3,736       4,211      3,845      3,398      3,129
    Consumer-related loans:
      Residential mortgages                              2,551       2,570      2,720      3,016      3,067
      Home equity                                        2,802       2,823      2,952      2,924      2,908
      Credit card                                          503       1,756      1,596      1,488      1,404
      Other                                              2,801       2,956      3,118      4,739      4,708
    Lease financing                                      2,017       1,938      1,880      1,780      1,766
    Unearned income                                       (303)       (302)      (293)      (277)      (275)
                                                      --------   ---------   --------   --------   --------
                                                        30,254      31,491     31,197     31,909     31,175
                                                      --------   ---------   --------   --------   --------
  International Operations:
    Commercial                                          11,051      10,159      9,261      8,643      8,208
    Consumer-related loans:
      Residential mortgages                              1,015         947        893        781        744
      Credit card                                          188         182        155        148        137
      Other                                                943         828        678        566        501
    Lease financing                                        517         452        345        357        338
    Unearned Income                                       (146)        (79)       (68)       (91)       (84)
                                                      --------   ---------   --------   --------   --------
                                                        13,568      12,489     11,264     10,404      9,844
                                                      --------   ---------   --------   --------   --------
  Total loans and lease financing                      $43,822     $43,980    $42,461    $42,313    $41,019
                                                      ========   =========   ========   ========   ========

     Loans and leases were $43.8 billion at March 31, 1998, compared with $44.0 billion at December 31, 1997. The domestic portfolio declined approximately $1.2 billion mainly reflecting the contribution of the Corporation's national credit card business into a venture with Bank of Montreal and First Annapolis, the ongoing reduction in the indirect auto portfolio, and a lower level of commercial real estate loans. The latter is heavily affected by the timing of syndication activities. Partially offsetting these declines in the domestic portfolio were increases in certain commercial lending units including environmental services, asset based finance, and financial institutions. International loans increased approximately $1.1 billion reflecting the Corporation's acquisition of Deutsche Bank Argentina S.A.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $369 million at March 31, 1998, compared with $356 million at December 31, 1997, and $445 million at March 31, 1997. The $13 million increase from the end of 1997 reflected the addition of $21 million of nonaccrual loans and OREO from Deutsche Bank Argentina S.A. and the placement of approximately $20 million of Indonesian loans on nonaccrual, partially offset by a $20 million decline from the contribution of the national credit card business into a venture and a $16 million decline in domestic commercial loans. Nonaccrual loans and OREO represented .8% of related assets at March 31, 1998 and December 31, 1997, compared with 1.1% at March 31, 1997.

     The components of consolidated nonaccrual loans and OREO are as follows:

  (in millions)                                             3-31-98   12-31-97   9-30-97   6-30-97   3-31-97
                                                           --------  ---------  --------  --------  --------
  Domestic nonaccrual loans:
    Commercial, industrial and financial                      $  43      $  59      $ 68      $ 39      $ 72
    Commercial real estate
      Construction                                                3          3         4         3         4
      Other commercial real estate                               41         40        44        48        47
    Consumer-related loans
      Residential mortgages                                      46         50        51        56        65
      Home equity                                                15         14        26        26        25
      Credit card                                                 6         26        22        22        23
      Other                                                      20         20        23        44        41
                                                           --------  ---------  --------  --------  --------
                                                                174        212       238       238       277
                                                           --------  ---------  --------  --------  --------
  International nonaccrual loans:
    Commercial                                                  103         64        58        72        82
    Consumer-related loans
      Residential mortgages                                      30         28        31        29        26
      Credit card                                                 3          4         3         4         4
      Other                                                      17         12         7         8         7
                                                           --------  ---------  --------  --------  --------
                                                                153        108        99       113       119
                                                           --------  ---------  --------  --------  --------
      Total nonaccrual loans                                    327        320       337       351       396
  OREO                                                           42         36        50        47        49
                                                           --------  ---------  --------  --------  --------
      Total                                                    $369       $356      $387      $398      $445
                                                           ========  =========  ========  ========  ========

Provision and Reserve for Credit Losses

     The reserve for credit losses at March 31, 1998 was $725 million, or 1.65% of outstanding loans and leases, compared with $712 million, or 1.62% at December 31, 1997, and $864 million, or 2.11% at March 31, 1997. The reserve for credit losses was 222% of nonaccrual loans at March 31, 1998 and December 31, 1997, compared with 218% at March 31, 1997.

     The provision for credit losses was $140 million in the first quarter of 1998, compared with $40 million in fourth quarter of 1997 and $60 million in the first quarter of 1997.

     Net credit losses were $141 million in the first quarter of 1998, compared with $60 million in the fourth quarter of 1997 and $79 million in the first quarter of 1997. Net credit losses in the current quarter included $66 million related to a previously discussed situation surrounding a series of loans made by an officer in the Corporation's international private banking office in New York. In addition, the first quarter included $16 million related to the national credit card portfolio that was moved into a venture and $15 million related to two large commercial loans. Net credit losses as a percent of average loans and leases on an annualized basis were 1.30% in the first quarter of 1998 (.69% without the $66 million chargeoff from international private banking), compared with .55% for the fourth quarter of 1997 and .77% for the first quarter of 1997.

     Net credit losses were as follows:

     Fourth
    Quarter                                                                 First Quarter
-----------                                                ------------------------------
       1997     (in millions)                                      1998              1997
-----------                                                ------------     -------------
                Domestic
       $  8      Commercial, industrial and financial              $ 13               $18
          0      Commercial real estate                              (1)                0
                 Consumer-related loans:
          2       Residential mortgages                               2                 1
         25       Credit card                                        20                19
          2       Home equity                                         2                 2
         15       Other                                              19                35
      -----                                                       -----             -----
         52                                                          55                75
                International
          1      Commercial                                          76                (1)
                 Consumer-related loans:
          2       Credit card                                         2                 2
          5       Other                                               8                 3
      -----                                                       -----             -----
          8                                                          86                 4
      -----                                                       -----             -----
       $ 60       Total                                            $141               $79
      =====                                                       =====             =====

THE CORPORATION

     BankBoston, with assets of $71.4 billion and some 23,000 employees, is the nation's oldest commercial bank and New England's only global bank. BankBoston is engaged in consumer, small business, and corporate banking in New England; delivering sophisticated financial solutions to corporations and governments nationally and internationally; and full service banking in leading Latin American markets. The Corporation's common and preferred stocks are listed on the New York and Boston stock exchanges.

                           CONSOLIDATED BALANCE SHEET
(dollars in millions)

        December 31                                                              March 31
-------------------                                                   -------------------
               1997                                                      1998        1997
-------------------                                                   -------     -------
                        Assets
                         Securities:
            $ 9,847       Available for sale                          $10,556     $ 9,082
                636       Held to maturity                                648         692

             43,980     Loans and lease financing                      43,822      41,019
               (712)    Reserve for credit losses                        (725)       (864)
            -------                                                   -------     -------
             43,268      Net loans and lease financing                 43,097      40,155

              5,442     Other earning assets                            5,875       5,754
             10,075     Cash and other nonearning assets               11,252       9,097
            -------                                                   -------     -------
            $69,268      Total Assets                                 $71,428     $64,780
            =======                                                   =======     =======

                        Liabilities and Stockholders' Equity
            $45,761      Deposits                                     $46,397     $42,307
             11,723      Funds borrowed                                12,495      11,839
              2,941      Notes payable                                  3,469       2,708
              3,486      Other liabilities                              3,513       2,565
                         Guaranteed preferred beneficial interests in
                747       corporation's junior subordinated debentures    747         500
            -------                                                   -------     -------
             64,658      Total Liabilities                             66,621      59,919
            -------                                                   -------     -------

                        Stockholders' Equity
                278      Preferred equity                                 278         508
              4,332      Common equity                                  4,529       4,353
            -------                                                   -------     -------
              4,610       Total Stockholders' Equity                    4,807       4,861
            -------                                                   -------     -------
            $69,268       Total Liabilities and Stockholders' Equity  $71,428     $64,780
            =======                                                   =======     =======

                           SELECTED AVERAGE BALANCES

      Quarter Ended                                                                    Quarters Ended
-------------------                                                                    --------------
        December 31                                                                          March 31
-------------------                                                                    --------------
               1997                                                            1998              1997
-------------------                                                       ---------    --------------
                            Assets
            $43,242          Loans and lease financing                      $43,706          $41,732
             10,538          Securities                                      10,606            9,261
             59,554          Total earning assets                            60,487           56,641
             68,092          Total assets                                    69,710           63,224
                            Liabilities and Stockholders' Equity
             35,834          Interest bearing deposits                       37,158           34,349
              8,418          Noninterest bearing deposits                     8,616            7,550
            -------                                                         -------          -------
             44,252           Total deposits                                 45,774           41,899
              3,524          Notes payable                                    3,749            3,316
             52,088          Total interest bearing liabilities              53,216           48,531
              4,202          Common stockholders' equity                      4,452            4,444
              4,480          Total stockholders' equity                       4,730            4,952

                              NUMBER OF EMPLOYEES

                                                                Mar 31             Dec 31              Mar 31
                                                                  1998               1997                1997
                                                           -----------        -----------         -----------
  Full time equivalent employees                                22,500             21,500              22,000

                        CONSOLIDATED STATEMENT OF INCOME

(dollars in millions, except per share amounts)

    Quarter Ended                                                                       Quarters Ended
      December 31                                                                             March 31
-----------------                                                          ---------------------------
             1997                                                                1998             1997
-----------------                                                          ----------        ---------
         $1,341.5         Interest income                                    $1,337.4         $1,275.0
            720.0         Interest expense                                      734.1            655.0
         --------                                                            --------         --------
            621.5          Net interest revenue                                 603.3            620.0
             40.0         Provision for credit losses                           140.0             60.0
         --------                                                            --------         --------
                           Net interest revenue after provision
            581.5           for credit losses                                   463.3            560.0
         --------                                                            --------         --------
                          Noninterest income:
            193.6          Financial service fees                               162.8            137.5
             74.8          Trust and agency fees                                 79.3             66.0
            (8.6)          Trading profits and commissions                       34.0             19.3
             27.4          Securities portfolio gains, net                       24.8              8.8
            121.2          Other income                                         288.1             98.1
         --------                                                            --------         --------
            408.4           Total noninterest income                            589.0            329.7
         --------                                                            --------         --------
                          Noninterest expense:
            283.0          Salaries                                             292.7            257.7
             56.3          Employee benefits                                     60.9             52.7
             51.3          Occupancy expense                                     54.4             50.8
             38.4          Equipment expense                                     40.1             35.6
            171.4          Other expense                                        212.5            145.9
         --------                                                            --------         --------
            600.4           Subtotal                                            660.6            542.7
              0.1         OREO costs                                              0.4              1.5
         --------                                                            --------         --------
            600.5          Total noninterest expense                            661.0            544.2
         --------                                                            --------         --------

            389.4         Income before income taxes                            391.3            345.5
            154.7          Provision for income taxes                           153.0            138.7
         --------                                                            --------         --------
         $  234.7         NET INCOME                                         $  238.3         $  206.8
         ========                                                            ========         ========


                          NET INCOME PER COMMON SHARE:
         $   1.59          Basic                                             $   1.60         $   1.29
         $   1.56          Diluted                                           $   1.58         $   1.27
         $    .51         DIVIDENDS PAID PER COMMON SHARE                    $    .58         $    .44

                          Average number of common shares, in thousands:
          145,241          Basic                                              146,271          153,421
          147,309          Diluted                                            148,420          155,592

         $    4.4         Preferred dividends                                $    4.4         $    9.3


                                   OTHER DATA

(dollars in millions, except per share amounts)

    Quarter Ended                                                                                Quarters Ended
-----------------                                                                                --------------
      December 31                                                                                      March 31
-----------------                                                                                --------------
             1997                                                                      1998                1997
-----------------                                                                ----------      --------------
            1.37%      Return on average total assets (annualized)                    1.39%                1.33%
           21.74%      Return on average common equity (annualized)                  21.31%               18.02%

           $631.1      Net interest revenue, fully taxable equivalent basis         $607.0               $625.0
            4.20%      Net interest margin                                            4.07%                4.47%

            4.30%      Domestic net interest margin (estimated)                       4.14%                4.54%
            3.97%      International net interest margin (estimated)                  3.92%                4.30%


      December 31                                                                                      March 31
-----------------                                                                ------------------------------
             1997                                                                       1998               1997
-----------------                                                                -----------        -----------
                     COMMON STOCKHOLDERS' EQUITY:
         $  4,332    Common stockholders' equity                                    $  4,529           $  4,353
          145,707    Common shares outstanding, in thousands                         146,706            151,807
                     Per common share:
         $  29.73     Book value                                                   $  30.87             $ 28.67
            93.94     Market value                                                   110.25               67.00

                     CAPITAL RATIOS/REGULATORY CAPITAL:
            5.81%    Tangible Common Equity ratio                                      5.75%               6.13%
                     Risk-based capital ratios:                                Estimate
             8.0%     Tier 1 capital ratio (minimum required 4.00%)                     7.9%                9.0%
            12.1%     Total capital ratio (minimum required 8.00%)                     12.3%               13.0%
             7.4%    Leverage ratio                                                     7.3%                7.8%
         $  4,971    Tier 1 capital                                                $  5,045            $  4,838
            7,519    Total capital                                                    7,869               7,044
           62,216    Total risk-adjusted assets                                      63,816              54,034


                           RESERVE FOR CREDIT LOSSES
(dollars in millions)

    Quarter Ended                                                                                Quarters Ended
      December 31                                                                                      March 31
-----------------                                                                ------------------------------
             1997                                                                       1998               1997
-----------------                                                                -----------         ----------
           $729.1              Beginning balance                                     $ 711.6             $883.3

             40.0              Provision for credit losses                             140.0               60.0
              2.7              Reserve of acquired companies                            14.0                0.0

            (83.2)             Credit losses                                          (156.1)             (96.7)
             23.0              Recoveries                                               15.6               17.4
          -------                                                                    -------             ------
            (60.2)              Net credit losses                                     (140.5)             (79.3)
          -------                                                                    -------             ------
           $711.6              Ending balance                                        $ 725.1             $864.0
          =======                                                                    =======             ======

             1.62%             Reserve as a % of loans and leases                       1.65%              2.11%
          =======                                                                    =======            ======

             222%              Reserve as a % of nonaccrual loans                        222%               218%
         =======                                                                     =======             ======